Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(7)

(Form Type)

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $1.00 per share(1)	415(a)(6)	281,515 (1)(2)	$11,537,892.3(1)(2)	$1,086.54	424B7	333-256055	May 13, 2021	$1,086.54

	Total Offering Amounts				$11,537,892.3	0

	Total Fee Previously Paid					0

	Total Fee Offsets(2)					0

	Net Fee Due					0

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)    This prospectus supplement includes 281,515 unsold shares of common stock previously registered on a prospectus supplement dated February 9, 2007 and the prospectus dated September 8, 2006 accompanying Registration Statement No. 333-137225, subsequently registered on a prospectus supplement dated February 24, 2010, as supplemented by a prospectus supplement dated August 17, 2011 and a prospectus supplement dated February 15, 2012, and the prospectus dated September 4, 2009 accompanying Registration Statement No. 333-161721, subsequently registered on a prospectus supplement dated July 24, 2012, as supplemented by a prospectus supplement dated August 22, 2013, and the prospectus dated July 24, 2012 accompanying Registration Statement No. 333-182824, subsequently registered on a prospectus supplement dated June 26, 2015 and the prospectus dated June 26, 2015 accompanying Registration Statement No. 333-205241, subsequently registered on a prospectus supplement dated May 31, 2018 and the prospectus dated May 31, 2018 accompanying Registration Statement No. 333-225318, and subsequently registered on a prospectus supplement dated May 13, 2021 and the prospectus dated May 13, 2021 accompanying Registration Statement No. 333-256055.  Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.